Indoor Harvest Corp. 8-K

Exhibit 99.1

Indoor Harvest Corp Forms Scientific Advisory Board

HOUSTON, TX – (Globe Newswire) – March 15, 2018 – Indoor Harvest Corp. (OTCQB: INQD), a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes, is pleased to announce the initial members of the Company’s newly formed scientific advisory board, which will assist management in the development of its business plans in the cannabis industry.

“I am very pleased to welcome this highly qualified team of thought leaders on our mission to pave the way in defining true biopharmaceutical grade cannabis and the infrastructure necessary to grow and deliver it. At Indoor Harvest we are creating proprietary integrated technology infrastructure designs for manufacturing true bio pharma based cannabis medicines,” stated Dan Weadock, Indoor Harvest’s CEO.

The initial members of the scientific advisory board will consist of Dr. Ronald Walter, Dr. Nadia Sabeh and Mr. Damian Solomon. The Company expects to add additional members in the coming months as development progresses. The Company is also in mid-stage discussions with major research groups and technology companies to expand its efforts internationally, with announcements expected in the near future. The Company is pleased to introduce the following new members of its scientific advisory board:

Dr. Ronald Walter

After post-doctoral positions as a National Research Council Fellow at the EPA, and a Research Associate post at M.D. Anderson Cancer Center, Dr. Walter joined Texas State University. Over his 29 year career, he matriculated through the academic ranks to Professor while building an internationally recognized molecular genetics research program involving the Molecular Biosciences Research Group (MBRG) and associated Xiphophorus Genetic Stock Center (XGSC). The MBRG and XGSC are integrated parts of an overall program continuously funded through competitive grant awards principally from the NIH, but also including NSF, NOAA, and various other federal and state agencies. The research program utilizes Xiphophorus or other small fish model systems (medaka, zebrafish) to explore fundamental genetic and biological processes such as; spontaneous and induced melanoma development, genetics underlying predisposition to cancer induction, and global shifts in gene expression in response to environmental stimuli.

Recent studies have employed various methods for quantitative assessment of gene expression using contemporary “omics” methodologies. Recent research investigations have definitively shown common light sources and select wavebands of light have major effects in altering the genetic state of both light receiving (skin, eyes), and internal (liver, intestine) organs. The Walter laboratory is the only research group to have data on genetic effects directly attributable to specific wavelengths of light in animals. These results have opened new avenues of research exploration.

In addition to his research, Dr. Walter assisted in development of the Biochemistry program at TSU and has served as Associate Dean for Research. He also serves as PI and has developed partnership NIH grant proposals (i.e., Bridge grants) that provide scholarships for undergraduate and graduate students stemming from groups underrepresented in the sciences (URM). Students in this program have matriculate to some of the best doctoral program in the country (e.g., Johns Hopkins University, University of North Carolina at Chapel Hill, Duke University, MD. Anderson, Baylor college of Medicine, etc.).

Dr. Nadia Sabeh

Dr. Sabeh (aka. "Dr. Greenhouse") is an Agricultural and Mechanical Engineer with nearly 20 years of experience designing climate management systems (HVAC) for indoor plant production facilities, including greenhouses, vertical farms, plant factories, container farms, cannabis grows, and mushroom houses. Dr. Sabeh is a licensed Mechanical Engineer in Sacramento, California.

In 2007, she received her PhD in Agricultural and Biosystems Engineering from the University of Arizona’s Controlled Environment Agriculture Center (CEAC). Her research focused on optimizing ventilation and evaporative cooling systems for tomato production greenhouses, with the goals of reducing water and energy use while optimizing climate control.

As a Masters student at the Pennsylvania State University, Dr. Sabeh tested ventilation schemes for the uniform distribution of conditioned air in commercial mushroom production houses. Dr. Sabeh received her B.S. from the University of California-Davis, where her love for controlled environment agriculture began as an intern on a shiitake mushroom farm in southern Idaho. Dr. Sabeh's dream is to integrate indoor agriculture into the built environment, connecting human and plant environments, and transforming the urban landscape into a source for locally grown food.

Mr. Damian Solomon

Mr. Solomon has over 20 years of experience in greenhouse management, traditional horticulture and controlled environment growing systems. Mr. Solomon has worked for companies like Eurofresh Farms which is North America’s largest hydroponic greenhouse operation, Grimmway Farms, North America’s largest farming company, and DeRuiter Seeds/Monsanto a global seed company specializing in greenhouse specific vegetable seeds.

Since 2014 Mr. Solomon has been involved in the commercial cannabis industry as Director of Cultivation & Agriculture Technology for MedMen, a pre-eminent cannabis Company operating in the U.S., where he leveraged his vast experience in controlled environments to bring best-of-class procedures, processes and technology into the cannabis space. In late 2017, Mr. Solomon left MedMen to start his own horticultural consulting company, Plant Geek Consulting, as he saw a compelling opportunity to offer his years of understanding, insight and horticultural expertise to his clients.

He has travelled the world visiting greenhouses and speaking with growers to share agronomic advice and experience and provide high-level consulting services. Mr. Solomon is well known in the industry and considered an expert in the field of controlled environment agriculture. Mr. Solomon was awarded a BS in Plant Sciences and Crop Production from the University of Arizona’s College of Agriculture. In 2015, he was recognized by University of Arizona’s College of Agriculture and awarded the CEAC Mission Award for outstanding leadership and exemplary service in Controlled Environment Agriculture. Mr. Solomon is forward thinking and loves to blend the art of growing crops with applied technology to optimize results.

About Indoor Harvest Corp

Indoor Harvest Corp (OTCQB: INQD), through its brand name Indoor Harvest®, is a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry. The Company is a pending applicant under the Texas Compassionate Use Program and is planning to develop facilities in Arizona and Colorado. We are seeking to use the relationships and technology we have developed to become a registered producer and seller under the federal Controlled Substance Act (“CSA”) of pharmaceutical grade Cannabis for research by third parties developing targeted treatment for specific medical symptoms.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Indoor Harvest Corp

Sandra Fowler, Chief Marketing Officer

sfowler@indoorharvest.com